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                                                                      EXHIBIT 21


                                 SUBSIDIARIES


             Corporation Description                  State of Incorporation
- --------------------------------------------------    ----------------------


- --  MStar Inc.                                              Delaware
    Favorite Foods Inc.                                     Delaware
      (additionally does business as Avoset Foods)
    Star Specialty Foods Inc.                               Delaware
      (additionally does business as Bancroft Dairy)
    Avoset International LTD                                Delaware